Exhibit 32.1
Certification of Chief Executive Officer
In connection with the Quarterly Report of Altra Industrial Motion, Inc. (the “Company”) on Form 10-Q for the period ended June 27, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carl R. Christenson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to the best of my knowledge:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This certificate is being furnished solely for purposes of Section 906.

Date: August 7, 2009	By:	/s Carl R. Christenson

		Name:	Carl R. Christenson
		Title:	President and Chief Executive Officer